                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): February 27, 1998
                                                          --------------------

                       PIONEER-STANDARD ELECTRONICS, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Ohio                         0-5734                       34-0907152
----------------                -----------                  -------------------
(State or other                 (Commission                  (I.R.S. Employer
 jurisdiction of                File Number)                 Identification No.)
 incorporation)


            4800 EAST 131ST STREET, CLEVELAND, OHIO      44108
--------------------------------------------------------------------------------
            (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:    (216) 587-3600
                                                     -------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On January 15, 1998, Pioneer-Standard Electronics, Inc. (the "Company") and Dickens Data Systems, Inc. ("Dickens Data") entered into an Agreement and Plan of Merger (the "Merger Agreement") in which the Company agreed to acquire all the outstanding capital stock of Dickens Data, a leading reseller, distributor and systems integrator of products and services for mid-range computer systems based in Roswell, Georgia. The Company anticipates that the closing of its acquisition of Dickens Data will occur on March 31, 1998 and will become effective April 1, 1998.

         As consideration for the acquisition of Dickens Data, the Company will pay $121 million to the shareholders of Dickens Data and assume certain of its debts and liabilities. The purchase price and the other terms of the Merger Agreement were determined through arms-length negotiations. There are no material relationships between Dickens Data and the Company or any of their affiliates, directors or officers.

         The Company intends to pay the purchase price and expenses related to the acquisition of Dickens Data with borrowings under an expanded revolving credit facility.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Dickens Data Systems, Inc. Consolidated Financial Statements as of December 31, 1997, 1996, and 1995

                           Report of Independent Public Accountants

                           Consolidated Balance Sheets at December 31, 1997 and 1996

                           Consolidated Statements of Income for the Years Ended December 31, 1997, 1996, and 1995

                           Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1997, 1996, and 1995

                           Consolidated Statements of Cash Flows for the Years Ended December 31, 1997, 1996, and 1995

                           Notes to Consolidated Financial Statements

         (b)      UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                           Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1997

                           Unaudited Pro Forma Condensed Combined Statements of Operations for the Fiscal Year ended March 31, 1997

                           Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months ended December 31, 1997


         (c)      EXHIBITS.

                      Exhibit No.                  Description
                      -----------                  -----------

                           2.1 Agreement and Plan of Merger, dated as of January 15, 1998, by and among Dickens Data Systems, Inc., the Selling Shareholders named therein, Pioneer-Standard Electronics, Inc. and Pioneer-Standard of Georgia, Inc. (Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

                           23.1     Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Dickens Data Systems, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of DICKENS DATA SYSTEMS, INC. (a Georgia S corporation) AND SUBSIDIARIES as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dickens Data Systems, Inc. and subsidiaries as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                         /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 6, 1998

                           DICKENS DATA SYSTEMS, INC.

                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                        (IN THOUSANDS, EXCEPT SHARE DATA)



                         ASSETS                                   1997       1996
 ---------------------------------------------------           ---------   --------



CURRENT ASSETS:
   Cash and cash equivalents                                   $   1,114   $  3,077
   Accounts receivable, less allowance for doubtful
      accounts of $908 and $801 in 1997 and 1996,                 72,772     45,291
      respectively
   Inventories                                                    30,959     27,927
   Prepaid expenses and other current assets                         654        697
                                                                 -------     ------
            Total current assets                                 105,499     76,992
                                                                 -------     ------

PROPERTY AND EQUIPMENT:
   Development equipment                                             688        680
   Furniture and equipment                                         8,943      7,085
   Leasehold improvements                                            565        258
                                                                 -------     ------
                                                                  10,196      8,023
   Less accumulated depreciation and amortization                 (5,742)    (4,236)
                                                                 -------     ------
            Net property and equipment                             4,454      3,787
                                                                 -------     ------


OTHER ASSETS                                                         269        174
                                                                 -------     ------
                                                                $110,222    $80,953
                                                                ========    =======


        LIABILITIES AND SHAREHOLDERS' EQUITY                     1997       1996
---------------------------------------------------           ---------   --------

CURRENT LIABILITIES:
   Revolving lines of credit                                   $       0    $13,554
   Accounts payable and accrued liabilities                       90,337     53,081
   Current portion of notes payable to shareholders                  624          0
   Current portion of long-term debt                                 110        164
                                                                 -------     ------
            Total current liabilities                             91,071     66,799

LONG-TERM OBLIGATIONS:
   Long-term debt, less current portion                              223        324
   Notes payable to shareholders, less current portion             1,078      1,702
   Other                                                             186        233
                                                                 -------     ------
            Total long-term obligations                            1,487      2,259
                                                                 -------     ------
COMMITMENTS AND CONTINGENCIES (NOTE 8)


SHAREHOLDERS' EQUITY:
   Common stock, no par value; $.01 per share stated
      value, 10,000,000 shares authorized, 5,040,074
      shares issued and outstanding in both 1997 and 1996             50         50
   Paid-in capital                                                    91         91
   Retained earnings                                              17,523     11,754
                                                                 -------     ------
            Total shareholders' equity                            17,664     11,895
                                                                 -------     ------
                                                                $110,222    $80,953
                                                                ========    =======



      All amounts have been restated to reflect the March 1997 acquisition of ProAmerica, Inc. and ProAmerica Systems, Inc. in a pooling transaction.

      The accompanying notes are an integral part of these consolidated balance sheets.

                           DICKENS DATA SYSTEMS, INC.

                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                 (IN THOUSANDS)

                                                                             1997            1996           1995
                                                                             ----            ----           ----

NET SALES                                                                  $347,659        $198,302       $89,538


COST OF GOODS SOLD                                                          300,137         165,854        72,882
                                                                          ---------       ---------      --------
GROSS MARGIN                                                                 47,522          32,448        16,656

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                                34,328          22,333        14,200
                                                                          ---------       ---------      --------
OPERATING INCOME                                                             13,194          10,115         2,456

INTEREST EXPENSE, NET                                                         1,191           1,102           595

OTHER INCOME                                                                    (15)         (1,001)          (87)
                                                                          ---------       ---------      --------
NET INCOME                                                                $  12,018       $  10,014      $  1,948
                                                                          =========       =========      ========





        All amounts have been restated to reflect the March 1997 acquisition of ProAmerica, Inc. and ProAmerica Systems, Inc. in a pooling transaction.

        The accompanying notes are an integral part of these consolidated statements.

                           DICKENS DATA SYSTEMS, INC.

                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                        COMMON STOCK
                                                    -------------------                                 TOTAL
                                                                            PAID-IN     RETAINED     SHAREHOLDERS'
                                                     SHARES      AMOUNT     CAPITAL     EARNINGS        EQUITY
                                                     ------      ------     -------     --------        ------

BALANCE, DECEMBER 31, 1994                          5,039,738      $50         $87     $  2,795      $  2,932

   Distributions to shareholders                            0        0           0         (361)         (361)
   Net income                                               0        0           0        1,948         1,948
                                                    ---------  -------     -------    ---------     ---------
BALANCE, DECEMBER 31, 1995                          5,039,738       50          87        4,382         4,519

   Distributions to shareholders                            0        0           0       (2,642)       (2,642)
   Net income                                               0        0           0       10,014        10,014
   Sale of common stock                                   336        0           4            0             4
                                                    ---------  -------     -------    ---------     ---------
BALANCE, DECEMBER 31, 1996                          5,040,074       50          91       11,754        11,895

   Distributions to shareholders                            0        0           0       (6,249)       (6,249)
   Net income                                               0        0           0       12,018        12,018
                                                    ---------  -------     -------    ---------     ---------
BALANCE, DECEMBER 31, 1997                          5,040,074      $50         $91      $17,523       $17,664
                                                    =========  =======     =======    =========     =========






        All amounts have been restated to reflect the March 1997 acquisition of ProAmerica, Inc. and ProAmerica Systems, Inc. in a pooling transaction.

        The accompanying notes are an integral part of these consolidated statements.

                           DICKENS DATA SYSTEMS, INC.

                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                 (IN THOUSANDS)

                                                                                    1997        1996       1995
                                                                                    ----        ----       ----


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                      $12,018     $10,014     $1,948
                                                                                   -------     -------     ------
   Adjustments to reconcile net income to net cash provided by (used in)
      operations:
         Depreciation and amortization                                               1,641       1,157        899
         (Gain) loss on sale of assets                                                  (8)     (1,003)         5
         Changes in operating assets and liabilities:
            Accounts receivable, net                                               (27,481)    (29,551)    (6,959)
            Inventories                                                             (3,032)    (21,370)    (1,890)
            Prepaid expenses and other assets                                          (52)       (112)       218
            Accounts payable, accrued and other liabilities                         37,209      39,978      6,267
                                                                                   -------     -------     ------
               Total adjustments                                                     8,277     (10,901)    (1,460)
                                                                                   -------     -------     ------
               Net cash provided by (used in) operating activities                  20,295        (887)       488
                                                                                   -------     -------     ------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                             (2,328)     (2,192)      (651)
   Proceeds from the sale of assets                                                     28       1,978         31
                                                                                   -------     -------     ------
               Net cash used in investing activities                                (2,300)       (214)      (620)
                                                                                   -------     -------     ------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                                        (155)     (1,372)      (526)
   Long-term debt proceeds                                                               0         448          0
   Net (repayments) borrowings from revolving lines of credit                      (13,554)      7,457        550
   Distributions to shareholders                                                    (6,249)     (2,642)      (361)
   Sale of common stock                                                                  0           4          0
                                                                                   -------     -------     ------
               Net cash (used in) provided by financing activities                 (19,958)      3,895       (337)
                                                                                   -------     -------     ------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                (1,963)      2,794       (469)



CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                         3,077         283        752
                                                                                   -------     -------     ------
CASH AND CASH EQUIVALENTS, END OF YEAR                                            $  1,114    $  3,077    $   283
                                                                                  ========    ========    =======



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for interest                                         $  1,299    $  1,092    $   643
                                                                                  ========    ========    =======


NONCASH INVESTING ACTIVITIES:
   Equipment purchases under capital lease obligations                           $       11  $     449   $     26
                                                                                 ==========  =========   ========



        All amounts have been restated to reflect the March 1997 acquisition of ProAmerica, Inc. and ProAmerica Systems, Inc. in a pooling transaction.

        The accompanying notes are an integral part of these consolidated statements.

                           DICKENS DATA SYSTEMS, INC.

                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996, AND 1995

                        (IN THOUSANDS, EXCEPT SHARE DATA)

  1.  NATURE OF BUSINESS

      The accompanying consolidated financial statements include the accounts of Dickens Data Systems, Inc. and its wholly owned subsidiaries (the "Company"). All significant intercompany transactions and accounts have been eliminated in consolidation.

      The Company is a value-added systems integrator and services provider that markets, distributes, and integrates information technology products and services directly and indirectly (through authorized resellers) to business institutions and governments primarily within the United States and Canada. The technology products and services marketed and sold by the Company include midrange computer hardware and software, workstations, networking equipment, storage devices, systems solutions, and various technological services, including operating system support, installation, integration, and education. The majority of the technology products marketed by the Company are manufactured by International Business Machines Corporation ("IBM") (Note 9), and essentially all of the Company's revenues are associated with the distribution of these products.

  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRESENTATION

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INVENTORIES

      Inventories are stated at the lower of cost (first-in, first-out, or average) or market. Inventories include product cost and freight in. Market is defined as replacement cost.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives (three to ten years) of the respective assets. Leasehold improvements are amortized over the lesser of the lease term or estimated useful lives of the respective assets.

      The Company periodically reviews the values assigned to property and equipment to determine whether any impairments are other than temporary. Management believes that the property and equipment in the accompanying balance sheets are appropriately valued.

      REVENUE RECOGNITION

      Distribution of products is recorded as revenue upon shipment. Revenues from custom programming, training, and other services are recognized as provided.

      MARKET DEVELOPMENT FUNDS

      Primary vendors provide the Company with market development funds ("MDF") in an amount that is generally based on purchases of the vendors' products and services. These funds typically range from 1% to 3% of such purchases and are required to be used to market and promote the vendors' products and services. The Company accrues these funds based on its purchases and offsets them against direct costs of selling, general, and administrative expenses.

      INCOME TAXES

      The Company's board of directors has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision for federal income taxes is recorded on the Company's financial statements, and the shareholders are personally liable for individual income taxes on their respective portions of the Company's taxable income. The Company files income tax returns in certain states that do not recognize the Company's status as a Subchapter S Corporation. State income tax expense totaled approximately $217, $166, and $8 in 1997, 1996, and 1995, respectively.

      Amounts are distributed to the shareholders for making applicable tax payments. The Company estimates that distributions of approximately $4,300 will be made during 1998 for prior tax years.

      OTHER INCOME

      In November 1996, the Company sold its parts and supplies distribution division, which consisted primarily of inventory. The gain recognized on the sale was approximately $1 million and is included in other income in the accompanying statements of income.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The book values of cash, trade accounts receivable, trade accounts payable, and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method, the Company's fair value of long-term debt was not significantly different from the stated value at December 31, 1997 and 1996.

      RECLASSIFICATIONS

      Certain reclassifications have been made to prior year financial statements to conform to the current year presentation.

  3.  ACQUISITION

      On March 31, 1997, the Company acquired all of the common stock of ProAmerica, Inc. and ProAmerica Systems, Inc. (collectively "ProAmerica") in exchange for 2,040,074 shares of the Company's common stock. The acquisition of ProAmerica has been accounted for under the pooling-of-interests method of accounting, and accordingly, the Company's historical financial statements have been restated to include the accounts and results of operations of ProAmerica.

      The results of operations previously reported by the separate companies above and the combined amounts for the years ended December 31, 1997, 1996, and 1995 are presented below. Eliminations have been made for intercompany sales within ProAmerica prior to the acquisition:

                                        THREE MONTHS ENDED
                                          MARCH 31, 1997                     1996                      1995
                                     -------------------------    ----------------------      --------------------
                                                       NET                        Net                        Net
                                       REVENUES      INCOME       Revenues       Income       Revenues     Income
                                     ------------    ------       --------       ------       --------     ------
                                            (UNAUDITED)

       Dickens Data Systems,
           Inc.                          $38,097     $   764       $112,728     $  4,981        $50,453     $1,532
       ProAmerica, Inc.                   30,939       1,008         83,771        5,502         38,374        594
       ProAmerica Systems, Inc.              337         (85)         1,011         (469)         1,051       (178)
       Reclassification                        0           0            964            0            138          0
       Intercompany elimination               (4)          0           (172)           0           (478)         0
                                     ------------  -----------  ------------  ------------  ------------  ---------
                                         $69,369      $1,687       $198,302      $10,014        $89,538     $1,948
                                     ============  ===========  ============  ============  ============  =========



      In connection with the merger, the Company recorded a charge to selling, general, and administrative expenses of $643 for direct and other merger-related costs pertaining to the merger transaction. Merger transaction costs consisted of professional fees of $236, the termination of the stock appreciation rights plan of $257 (Note 7), federal filing fees of $90, and other related charges of $60.

  4.  REVOLVING CREDIT AGREEMENTS

      On December 5, 1997, the Company entered into a comprehensive credit agreement (the "Agreement") with IBM Credit Corporation ("IBMCC"). The Agreement amended and restated the Inventory and Working Capital Financing Agreement dated June 12, 1996, as amended, with IBMCC. The Agreement allows maximum outstanding advances up to $95,000, based on eligible accounts receivable and inventory, as defined. As of December 31, 1997, $0 was outstanding under the working capital line of credit and $6,217 was available for future borrowings. Borrowings bear interest at the prime rate (8.5% as of December 31, 1997), as defined, or LIBOR plus 2.85% (8.6% at December 31, 1997).

      The Agreement is secured by substantially all of the Company's assets and requires the Company to maintain certain financial ratio covenants, as defined. As of December 31, 1997, the Company was in compliance with all financial ratio covenants under the Agreement.

      The Company also has a line-of-credit agreement with a commercial bank that allows for maximum outstanding advances of up to $500. Borrowings are payable on demand and bear interest at prime plus 1.5% (10% at December 31, 1997). At December 31, 1997, the balance outstanding was $0 and $500 was available for future borrowings. The line of credit is secured by accounts receivable, inventory, and equipment of a subsidiary.

  5.  LONG-TERM DEBT

      The Company's long-term debt at December 31, 1997 and 1996 consisted of the following:

                                                                                        1997       1996
                                                                                        ----       ----

                Capital lease obligations, secured by certain property and equipment; payable in monthly installments ranging up to $8 plus interest at imputed rates from 3.9% to 18.9%, through
                April 2001                                                              $333       $488

                Less current maturities                                                  110        164
                                                                                        ----       ----

                                                                                        $223       $324
                                                                                        ====       ====



      Future maturities of long-term debt at December 31, 1997 are as follows:
                                  1998                                             $110
                                  1999                                              143
                                  2000                                               68
                                  2001                                               12
                                  ----                                             ----
                                                                                   $333
                                                                                   ====

  6.  RELATED-PARTY TRANSACTIONS

      As of December 31, 1997 and 1996, the Company had receivables from certain officers and shareholders totaling $20 and $109, respectively. The receivables have been included in the prepaid expenses and other current assets balance in the accompanying balance sheets.

      As of December 31, 1997 and 1996, the Company has unsecured notes payable to certain shareholders totaling $1,702. The notes bear interest at 8% to 11% and are due in various installments through 1999.


  7.  STOCK INCENTIVE PLANS

      STOCK OPTIONS

      The Company maintains a stock incentive plan ("SIP"), as amended, which provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, and stock appreciation rights. The Company has reserved 400,000 shares of the Company's common stock for issuance under the SIP. Options vest over a four-year period based on the length of service and are exercisable upon the occurrence of certain defined events. Options allow employees to purchase the Company's common stock at a price which approximates the stock's estimated fair value as of the date of the grant.

      In connection with the SIP, a significant shareholder has agreed to make 200,000 shares of common stock available for redemption by the Company. These shares are to be reissued to employees upon exercise of the stock options.

      Stock option activity for each of the three years ended December 31, 1997 is as follows:

                                                                                              WEIGHTED
                                                                                           AVERAGE PRICE
                                                                                                PER
                                                                               SHARES          SHARE
                                                                               ------          -----


                Options outstanding at December 31, 1994                        120,800       $  4.67
                    Granted                                                      40,000          5.37
                    Canceled                                                     (8,000)         4.67
                                                                               --------       -------
                Options outstanding at December 31, 1995                        152,800          4.85
                    Granted                                                      10,400          5.37
                    Canceled                                                     (4,400)         4.73
                                                                               --------       -------
                Options outstanding at December 31, 1996                        158,800          4.89
                    Granted                                                     218,850         11.90
                    Canceled                                                    (25,940)        10.46
                                                                               --------       -------
                Options outstanding at December 31, 1997                        351,710          8.84
                                                                               ========

                Exercisable at December 31, 1997                                309,752       $  8.59
                                                                               ========


                                                                               WEIGHTED
                                                   NUMBER                       AVERAGE
                          EXERCISE                    OF                        REMAINING
                            PRICE                  SHARES                   CONTRACTUAL LIFE
                       ---------------          --------------           ------------------------
                                                                                 (Years)

                           $  4.67                  107,600                         7.0
                              5.37                   45,600                         8.1
                             11.90                  198,510                         9.4


      The Company accounts for the stock option plan using the provisions of Accounting Principles Board ("APB") Opinion No. 25, which requires compensation costs to be recognized only when the option price differs from the market price at the grant date. Statement of Financial Accounting Standards ("SFAS") No. 123 allows a company to follow APB Opinion No. 25 with additional disclosure that shows what the Company's net income would have been using the compensation model under SFAS No. 123.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions:

                                                                               1996
                                                          1997               and 1995
                                                      --------------      -------------

                Risk-free interest rate                     6.7%             6.9%
                Expected dividend yield                     0.0              0.0
                Expected lives                              5 YEARS          5 years
                Expected volatility                         50.0%            49.0%


      The total value of the options granted during the years ended December 31, 1997, 1996, and 1995 were computed as approximately $1,357, $29, and $98, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these options in accordance with SFAS No. 123, the Company's reported net income for the years ended December 31, 1997, 1996, and 1995 would have decreased to the following pro forma amounts:

                                                        1997          1996          1995
                                                        ----          ----          ----
                Net income:
                    As reported                         $12,018       $10,014        $1,948
                    Pro forma                            11,765         9,995         1,875

      STOCK APPRECIATION RIGHTS PLAN

      ProAmerica, Inc. maintained a stock appreciation rights plan (the "ProAmerica Plan") under which it granted stock appreciation rights to key employees. Such rights were granted at the estimated market price at the date of grant. As of December 31, 1996, 355,977 shares were outstanding at prices ranging from $1.33 to $1.77 per share, and 297,477 of these shares were vested. In connection with the merger between the Company and ProAmerica, all outstanding stock appreciation rights under the ProAmerica Plan were extinguished by the Company in exchange for $919. Expense associated with the ProAmerica Plan was $257, $652, and $10 for the years ended December 31, 1997, 1996, and 1995, respectively.

  8.  COMMITMENTS AND CONTINGENCIES

      LEASES

      The Company leases certain equipment and office space under noncancelable operating leases expiring at various dates through 2002. At December 31, 1997, the future minimum payments on all noncancelable operating leases were as follows:

                                  1998                              $1,077
                                  1999                               1,062
                                  2000                                 827
                                  2001                                 711
                                  2002                                 245
                                                                    ------
                                                                    $3,922
                                                                    ======

      Total lease expense for the years ended December 31, 1997, 1996, and 1995 was approximately $967, $613, and $487, respectively.

      BENEFIT PLAN

      The Company has a 401(k) and profit-sharing plan (the "Plan") covering substantially all employees. The Company makes matching contributions to the 401(k) segment of the Plan based on employee contributions, as defined. Profit-sharing contributions are determined annually by resolution of the Company's board of directors. Contributions to the Plan for the years ended December 31, 1997, 1996, and 1995 were $385, $242, and $73, respectively.

      LITIGATION

      The Company is the defendant or plaintiff in lawsuits arising in the normal course of business. In the opinion of management, the outcome of current litigation will not have a material adverse effect on the Company's financial position or results of operations.

  9.  IBM RELATIONSHIP

      The Company maintains various relationships with IBM as follows.

               CUSTOMER

               The Company has significant sales of certain technological products to IBM. Product sales for the years ended December 31, 1997, 1996, and 1995 were $39, $1,909, and $1,885, respectively.
               Additionally, during fiscal 1996, the Company entered into a service agreement to provide certain technological services to IBM.

               Sales of those services to IBM for the years ended December 31, 1997 and 1996 were $945 and $575, respectively.

               VENDOR

               The Company is a Premier IBM Business Partner and purchases products for resale, either directly to end users as an authorized IBM Solution Provider, first tier ("SP"), or indirectly to end users through authorized IBM Solution Providers, second tier ("SP2's"), as an IBM Distributor.

               The Company purchases these products from IBM pursuant to an IBM Business Partner Agreement which is renewable annually. Purchases of these products were $303,877, $167,344, and $51,344 for the years ended December 31, 1997, 1996, and 1995, respectively. Cancellation of this contract could have a material adverse effect on the Company.

               Additionally, certain purchases from IBM qualify for MDF (Note
               2). MDF recognized from IBM for the years ended December 31, 1997, 1996, and 1995 was $5,112, $2,761, and $808, respectively.

               FINANCIER

               The Company utilizes IBMCC to finance its inventory and working capital (Note 4). Additionally, the Company markets IBMCC financing solutions to end users. Accordingly, certain end-user sales (sold either directly as an SP or indirectly through SP2's) are financed and paid for by IBMCC. End-user sales financed by IBMCC for the years ended December 31, 1997, 1996, and 1995 were $132,982, $56,153, and $5,752, respectively. The Company receives commissions from IBMCC for marketing IBMCC's financing solutions. Lease commissions from IBMCC for the years ended December 31, 1997, 1996, and 1995 were $3,307, $1,555, and $143, respectively.
               These commissions are included in net sales in the accompanying statements of income.

10.   SUBSEQUENT EVENT

      On January 15, 1998, the Company entered into a definitive Agreement (the "Purchase Agreement") with Pioneer-Standard Electronics, Inc. ("Pioneer"). The transaction is expected to close March 31, 1998. The Purchase Agreement provides for the following:

                  - Pioneer will purchase the Company's IBM Distribution business, which accounted for approximately 98.6% of the Company's net sales during 1997, for approximately $121,025 in cash.

                  - Pioneer and the Company's shareholders will form a corporation ("Newco") which will provide certain professional services, as defined. Newco will assume the net assets of the professional services division of the Company, estimated to be approximately $2 million as of December 31, 1997. The

                        Company's professional services division accounted for approximately .9% of the Company's net sales during 1997.

                  - The Company's shareholders will retain 100% of the net assets of the Company's wholly owned subsidiary, ProAmerica Systems, Inc., which develops and sells call service management software. This subsidiary accounted for approximately .5% of the Company's net sales during 1997.

                  - In conjunction with this transaction, the notes payable to shareholders (Note 6) will be repaid.

                       PIONEER STANDARD ELECTRONICS, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


        The accompanying unaudited pro forma condensed combined financial statements give effect to the purchase by the Company of all of the stock of Dickens Data Systems, Inc. ("Dickens Data"), the spin-off of certain assets and operations to the former shareholders of Dickens Data and the acquisition of a 51% interest in a portion of the assets and operations spun off. The accompanying unaudited pro forma condensed combined balance sheet of the Company as of December 31, 1997 has been prepared as if all transactions had occurred as of that date. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 1997 (which combines Dickens Data's fiscal year ended December 31, 1996 with the Company's fiscal year ended March 31, 1997) and the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 1997 were prepared as if all transactions had occurred at the beginning of each period, respectively.

        This information is not necessarily indicative of future combined operations and it should be read in conjunction with the separate historical statements and related notes of the respective entities appearing elsewhere in this filing or previously filed with the Securities and Exchange Commission.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               December 31, 1997



                                                                                     PRO FORMA              PRO FORMA
                                            COMPANY     DICKENS DATA   SPIN-OFF     ADJUSTMENTS            AS ADJUSTED
                                            -------     ------------   --------     -----------            -----------
                                                                         (3)   (IN THOUSANDS)
ASSETS

Current assets
   Cash                                   $   27,290    $    1,114   $      (51)    $    2,500     (1)     $    30,853
   Accounts receivable - net                 233,175        72,772         (291)                               305,656
   Merchandise inventory                     351,925        30,959           (1)                               382,883
   Prepaid expenses                            6,986           654          (60)           (20)    (1)           7,560
   Deferred income taxes                      11,185                                                            11,185
                                          ----------    ----------   ----------     ----------             -----------
     Total current assets                    630,561       105,499         (403)         2,480                 738,137

Intangible assets                             38,383                                   120,076     (1)         158,459
Other assets                                   9,054           269                                               9,323

Property and equipment, at cost              117,189        10,196         (412)                               126,973
Accumulated depreciation                      45,555         5,742                                              51,297
                                          ----------    ----------   ----------     ----------             -----------

   Net                                        71,634         4,454         (412)                                75,676
                                          ----------    ----------   ----------     ----------             -----------

                                          $  749,632    $  110,222   $     (815)    $  122,556             $   981,595
                                          ==========    ==========   ==========     ==========             ===========

LIABILITIES AND SHAREHOLDERS'
  EQUITY

Current liabilities
   Notes payable to banks                 $    2,500    $            $              $                      $     2,500
   Accounts payable                          188,510        90,337         (628)         2,000     (1)         280,219
   Accrued liabilities                        36,550                                                            36,550
   Long-term debt due within one year          2,880           734                        (624)    (1)           2,990
                                          ----------    ----------   ----------     ----------             -----------

     Total current liabilities               230,440        91,071         (628)         1,376                 322,259

Long-term debt                               275,707         1,487           (7)       136,868     (1)         414,055
Deferred income taxes                          5,492                                                             5,492
Minority interest                                                                        1,796     (1)           1,796
Convertible trust preferred securities

Shareholders' equity
   Common stock, at stated value               9,249            50                         (50)    (2)           9,249
   Capital in excess of stated value         134,557            91                         (91)    (2)         134,557
   Retained earnings                         167,906        17,523         (180)       (17,343)    (2)         167,906
   Unearned compensation                     (72,895)                                                          (72,895)
   Foreign currency translation adjustment      (824)                                                             (824)
                                          ----------    ----------   ----------     ----------             -----------
     Net                                     237,993        17,664         (180)       (17,484)                237,993
                                          ----------    ----------   ----------     ----------             -----------
                                          $  749,632    $  110,222   $     (815)    $  122,556             $   981,595
                                          ==========    ==========   ==========     ==========             ===========


NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

(1) To record the total consideration paid for common stock of Dickens Data including estimated transaction costs and to record the distribution of the assets and operations of the Professional Services Business of Dickens to a newly-formed partnership in which the Company invested $2.5 million for a 51% ownership and to record the 49% minority interest in the partnership which is consolidated for financial reporting purposes.

(2) To eliminate Dickens Data common stock, capital in excess of stated value and retained earnings.

(3) To record the spin-off of the Software Business and OEM business to Dickens Data's current shareholders.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1997


                                            COMPANY     DICKENS DATA
                                            MARCH 31,     DEC. 31,                    PRO FORMA         PRO FORMA
                                              1997(1)      1996(1)     SPIN-OFF(2)    ADJUSTMENTS       AS ADJUSTED
                                              ----         ----        --------       -----------       ----------

                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net sales                                $ 1,508,709    $  198,302   $   (2,920)                        $ 1,704,091

Cost and expenses:
   Costs of goods sold                     1,249,873       165,854       (1,254)                          1,414,473

   Warehouse, selling and administrative
   expenses                                  201,449        21,332       (1,499)   $     3,002    (3)       223,042
                                                                                        (1,187)   (7)
                                                                                           (55)   (5)
                                           ---------    ----------   ----------    -----------          -----------
Operating profit                              57,387        11,116         (167)        (1,760)              66,576

Interest expense                              17,066         1,102          (69)         8,858    (4)        26,957
                                           ---------    ----------   ----------    -----------          -----------

Income before taxes                           40,321        10,014          (98)       (10,618)              39,619

Provision for income taxes                    17,067                                    (4,406)   (6)        16,776
                                                                                         4,115    (6)
                                           ---------    ----------   ----------    -----------          -----------
Net income                                 $  23,254    $   10,014   $      (98)   $   (10,327)         $    22,843
                                           =========    ==========   ==========    ===========          ===========


Earnings per share:
   Basic                                   $   1.02                                                     $      1.00
   Diluted                                     1.00                                                             .98
                                           ========                                                     ===========
Weighted average common shares
   outstanding:
   Basic                                     22,732                                                          22,732
   Diluted                                   23,236                                                          23,236

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1997



                                                                                         PRO FORMA         PRO FORMA
                                            COMPANY(1)   DICKENS DATA(1)   SPIN-OFF(2)   ADJUSTMENTS       AS ADJUSTED
                                            -------      ---------------   --------      -----------       -----------

                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net sales                                 $1,251,696       $  278,290    $   (1,340)                       $ 1,528,646

Costs and expenses:
   Costs of goods sold                     1,032,753          240,702          (185)                         1,273,270

   Warehouse, selling and administrative
   expenses                                  164,300           26,333        (1,085)    $    2,251    (3)      190,681
                                                                                             (890)    (7)
                                                                                             (228)    (5)
                                           ---------       ----------   ----------     ----------           -----------
Operating profit                              54,643           11,255           (70)       (1,133)              64,695

Interest expense                              14,809              925           (88)        6,534     (4)       22,180
                                           ---------       ----------   ----------     ----------           -----------

Income before taxes                           39,834           10,330            18        (7,667)              42,515

Provision for income taxes                    16,631                                       (3,182)    (6)       17,743
                                                                                            4,294     (6)
                                          ----------       ----------     ---------    ----------           -----------
Net income                                $   23,203       $   10,330     $      18    $   (8,779)          $   24,772
                                          ==========       ==========     =========    ==========           ==========

Earnings per share:
   Basic                                  $      .89                                                        $      .95
   Diluted                                       .87                                                               .92
                                          ==========                                                        ==========
Weighted average common shares
  outstanding:
  Basic                                       26,164                                                            26,164
  Diluted                                     26,783                                                            26,783

NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(1) The Pro Forma Condensed Combined Statements of Operations for the nine-month period ended December 31, 1997 and the year ended March 31, 1997 give effect to the acquisition of Dickens Data as if it occurred at the beginning of each of the periods by combining the nine-month period ended December 31, 1997 of the Company with the nine-month period ended December 31, 1997 of Dickens Data and the twelve-month period ended March 31, 1997 of the Company with the twelve-month period ended December 31, 1996 of Dickens Data to conform the different year ends.

(2) To record effects of the spin-off of the software business and OEM business to Dickens Data's current shareholders.

(3) Represents amortization of goodwill ($120,076) resulting from the application of purchase accounting over a 40-year period using the straight-line method. The goodwill is tax deductible.

(4) Reflects additional interest expense which would have been incurred by the Company assuming the acquisition of Dickens Data had occurred at the beginning of each period.

(5) To record the 49% minority interest in the loss of the newly-formed partnership which operates the Professional Services Business of Dickens Data.

(6) Dickens Data was taxed under Subchapter S of the Internal Revenue Code of 1986, as amended, and did not pay taxes on behalf of itself. The income tax recorded reflects the amounts that would have been incurred had the acquisition occurred at the beginning of each period.

(7) Reflects net compensation of certain former shareholders of Dickens Data who will not continue as employees and will not be replaced.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PIONEER-STANDARD ELECTRONICS, INC.

Date:  February 27, 1998                    By /s/ John V. Goodger
                                            --------------------------------
                                                John V. Goodger
                                                Vice President and Treasurer

                                  EXHIBIT INDEX

      Exhibit No.             Description of Document
      -----------             -----------------------

         2.1 Agreement and Plan of Merger, dated as of January 15, 1998, by and among Dickens Data Systems, Inc., the Selling Shareholders named therein, Pioneer-Standard Electronics, Inc. and Pioneer-Standard of Georgia, Inc. (Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

         23.1     Consent of Arthur Andersen LLP




                                     E-1